UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LONG ISLAND ICED TEA CORP.

(Exact name of registrant as specified in its charter)

Delaware	47-2624098
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

116 Charlotte Avenue Hicksville, New York	11801
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☑

Securities Act registration statement file number to which this form relates: 333-201527

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.0001 Per Share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.0001 per share, of Long Island Iced Tea Corp. (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Holdco Securities” in the proxy statement/prospectus filed by the Registrant with the Securities and Exchange Commission on May 1, 2015 pursuant to Rule 424(b)(3) in connection with the Registration Statement on Form S-4 (File No. 333-201527), as amended, and such description is incorporated herein by reference.

Item 2.    Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of December 31, 2014, by and among, Cullen Agricultural Holding Corp., Long Island Iced Tea Corp., Cullen Merger Sub, Inc., LIBB Acquisition Sub, LLC, Long Island Brand Beverages LLC, Phil Thomas and Thomas Panza (incorporated by reference from Annex A to the proxy statement/prospectus).

2.2	Amendment No. 1 to Agreement and Plan of Reorganization, dated as of April 23, 2014, by and among, Cullen Agricultural Holding Corp., Long Island Iced Tea Corp., Cullen Merger Sub, Inc., LIIT Acquisition Sub, LLC, Long Island Brand Beverages LLC, Philip Thomas and Thomas Panza, who hold a majority of the outstanding membership interests of LIBB, and Philip Thomas, in his capacity as the “LIBB Representative” under the Merger Agreement on behalf of the other members of LIBB party to the Merger Agreement (incorporated by reference from Annex B of the proxy statement/prospectus).

3.1	Amended and Restated Certificate of Incorporation of Long Island Iced Tea Corp. (incorporated by reference from Annex C to the proxy statement/prospectus).

3.2	Bylaws of Long Island Iced Tea Corp. (incorporated by reference from Annex D to the proxy statement/prospectus).

10.1	Lock-Up Agreement dated May 27, 2015, executed by each of Philip Thomas and Thomas Panza.

10.2	Escrow Agreement, dated as of May 27, 2015, by and among Long Island Iced Tea Corp., Philip Thomas, in his capacity as the LIBB Representative under the Merger Agreement and Continental Stock Transfer & Trust Company.

10.3	Registration Rights Agreement, dated as of May 27, 2015, by and among Long Island Iced Tea and the members of Long Island Brand Beverages LLC.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 28, 2015

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name: Philip Thomas Title: Chief Executive Officer